UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

SOUTHERN CALIFORNIA EDISON COMPANY

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-2313	95-1240335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 800)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

626-302-1212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Southern California Edison Company based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Forward-looking statements are subject to various risks and uncertainties that may be outside the control of Southern California Edison Company. Southern California Edison Company has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Southern California Edison Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On September 18, 2008, the California Public Utilities Commission issued a decision on Southern California Edison Company’s appeal from a previous Presiding Officer’s Decision regarding the investigation of past and potential performance based ratemaking (“PBR”) rewards related to the areas of customer satisfaction and employee safety. The decision will result in Southern California Edison Company recording a non-recurring charge of approximately $52 million after-tax in the third quarter of 2008. As further discussed in Southern California Edison Company’s second quarter 2008 Form 10-Q (see Note 5 to the Consolidated Financial Statements therein), the company had previously recorded a reserve of approximately $52 million, pre-tax, plus interest, in connection with the PBR proceeding.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern California Edison Company (Registrant)

/S/ LINDA G. SULLIVAN
Linda G. Sullivan
Vice President and Controller

Date: September 18, 2008